UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Brickell Avenue, Suite 1950 #1183

Miami, Florida 33131

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 432-9792

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On May 28, 2025, MIRA Pharmaceuticals, Inc. (Nasdaq: MIRA) (“MIRA” or the “Company”) announced that it will participate in the BIO International Convention 2025, taking place in Boston, Massachusetts from June 16–19, 2025. The Company has scheduled a full week of BIO One-on-One Partnering™ meetings to explore potential licensing, strategic collaborations, and M&A opportunities.

Separately, the Company is providing an update on the continued advancement of its clinical and preclinical programs. MIRA’s lead candidate, Ketamir-2, a next-generation oral ketamine analog, is currently in an ongoing Phase 1 clinical trial. The second dosing cohort has been successfully completed, and the Company is preparing to initiate the third cohort. MIRA anticipates beginning a Phase IIa clinical trial in neuropathic pain by the end of 2025, advancing the development of what it believes could represent a safe and effective non-opioid alternative for chronic pain management.

The Company is also conducting preclinical studies evaluating Ketamir-2 in models of post-traumatic stress disorder (PTSD) and assessing the efficacy of a previously developed topical formulation for the treatment of localized inflammatory pain.

In addition, MIRA is finalizing regulatory filings related to its previously announced acquisition of SKNY Pharmaceuticals, Inc. (“SKNY”). The Company expects to submit the required documentation to the U.S. Securities and Exchange Commission (SEC) in the coming weeks. SKNY’s lead development candidate, SKNY-1, is an oral therapeutic targeting smoking cessation and obesity, with pharmacological activity at CB1, CB2, and MAO-B receptors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACEUTICALS, INC.

Dated: May 28, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer